UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported) August 9, 2011 (August 8, 2011)
Gray Television, Inc.

(Exact name of registrant as specified in its charter)

Georgia	001-13796	58-0285030

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

4370 Peachtree Road, Atlanta, Georgia	30319

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (404) 504-9828
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.
     During Gray Television, Inc.’s (“Gray,” “we,” “us” or “our”) (NYSE: GTN and GTN.A) earnings conference call, held on Monday August 8, 2011, Mr. James Ryan, the company’s Chief Financial Officer, inadvertently indicated that Gray’s first lien leverage ratio (which is generally defined as first lien total indebtedness to operating cash flow for the trailing eight fiscal quarters divided by two) under our senior credit facility as of June 30, 2011, was 7.14 times. In fact and consistent with other remarks on the earnings conference call and Gray’s other public disclosures (including its Form 10-Q for the second quarter that was filed on August 8, 2011), the first lien leverage ratio was 4.17 times. The first lien leverage ratio covenant requirement under Gray’s senior credit facility as of June 30, 2011 is 6.75 times. Therefore, and consistent with other existing disclosure, as of June 30, 2011 we were in compliance with all covenants required under our debt obligations.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAY TELEVISION, INC.
By:	/s/ James C. Ryan
	Name:	James C. Ryan
	Title:	Chief Financial Officer and Senior Vice President

Date: August 9, 2011